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                              EMPLOYMENT AGREEMENT

                     THIS AGREEMENT made as at the 1st day of March, 2001;

B E T W E E N:

                     TONY FRENCH, an individual residing at 122
                     Hillsdale Avenue East, Toronto, Ontario, M4S 1T5

                     (hereinafter referred to as the "Employee")
                                                              OF THE FIRST PART;

                           - and -

                     THINKPATH INC.,
                     a corporation incorporated under the laws of the Province of Ontario and having its head office at 505-55 University Avenue, Toronto, Ontario, M5J 2H7

                     (hereinafter referred to as the "Employer")
                                                             OF THE SECOND PART;

           WHEREAS the Employee is presently employed by the Employer in a position of confidence and trust under conditions where he has or may have access to technical, confidential and secret information regarding the existing or contemplated business of the Employer;

           AND WHEREAS the Employee recognizes that as part of the duties of his employment, all ideas and suggestions of interest to the Employer conceived or made by him while he is employed by the Employer shall be made available to the Employer;

           AND WHEREAS the Employer is associated as subsidiary, affiliate, associate or parent with corporations and unincorporated business enterprises, the number of which varies from time to time, but all of which during the pertinent times have common business interests either through ownership or agreement (hereinafter all of such corporations and incorporated business enterprises are referred to collective as the "Employer");

           AND WHEREAS the Employer is desirous of employing the Employee to provide services as an executive with a job title and description as set forth below, in connection with the business carried on by the Employer, consisting principally of the provision, online or otherwise, of training, staffing and related consulting services, specializing in the Information Technology field, and including certain other business activities relating thereto (the "Business");




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           AND WHEREAS during the course of the Employee's employment with the
Employer, the Employee will be introduced to, have contact with, and his services may be solicited by, one or more of the clients of or suppliers of the Employer;

           AND WHEREAS the Employee may be trained by the Employer to perform services in connection with the Business and through such training the Employee will acquire knowledge, experience and expertise, as well as detailed knowledge of the Employer's confidential customer and supplier lists and information, marketing techniques, price lists, trade secrets and other property which is and shall be the property of the Employer, and the disclosure, loss or, unauthorized use of which would be substantially harm the Business;

           NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar paid by each party hereto each of the other parties hereto and other good and valuable consideration (the receipt and sufficiency of which hereby acknowledged by each of the parties hereto), it is agreed as follows:

                             ARTICLE ONE - AGREEMENT

1.1 TERMINATION OF PRIOR AGREEMENTS. Notwithstanding the fact that the Employee has been employed by the Employer since its inception, June 1, 1995, this Employment Agreement, from and after the date hereof, supersedes and takes the place of any other contracts of the same nature heretofore existing between the parties hereto.

                            ARTICLE TWO - EMPLOYMENT

2.1 EMPLOYMENT. Subject to the terms and conditions herein, the Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer in its Business and will have the title of Executive Vice-President.

2.2 CONFORM WITH DIRECTIONS AND POLICIES. During his employment with the Employer, the Employee shall in all respects conform to and comply with the directions and policies of the Employer, perform each of the duties assigned from time to time by the Employer to the best skill and ability, faithfully and diligently serve the Employer, use his best efforts to promote the interests and reputation of the Employer and devote his full working time, attention and energies to the Business of the Employer. For the purposes of this Agreement, the Employer shall speak and act through its C.E.O. to whom he shall report and be responsible.



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2.3 TERMINATION OF EMPLOYMENT.  The Employee's employment may be terminated:

           (a)       by the Employer,

                     (i) for just cause at any time by the Employer without notice and without any payment in lieu of notice. The effective date of termination may be the date that such cause occurred. "Just Cause" includes, without limitation, any misconduct by the Employee, any wilful breach or non-observance by him of any of the conditions or obligations of this agreement, any neglect or refusal by him to carry out any of his duties hereunder, any negligent performance of such duties, any insubordinate or insulting behaviour towards the Employer, its officers and clients; or equivalent to 12 months salary and a bonus of not less than 30% of the said 12 months salary.

and the Employee hereby waives any claim to further notice or compensation and the Employee agrees that the foregoing notice period(s) are deemed conclusively to be reasonable notice of termination.

         (b) by the Employee, upon the Employee giving the Employer at least thirty (30) days' written notice.

2.4 EMPLOYEE NOT TO ENGAGE IN OTHER EMPLOYMENT. The Employee agrees not to engage or be interested, directly or indirectly, in any other business or employment during the term of this employment, except with the specific permission of the Employer, given in writing.

                    ARTICLE THREE - REMUNERATION AND BENEFITS

3.1 REMUNERATION. During the Employee's employment with the Employer the Employee shall be entitled to receive an annual gross salary of one hundred and seventy five thousand Canadian dollars ($175,000.00) payable with such regularity as the Employer deems appropriate

3.2 NO RIGHT TO SUE. The Employee shall have no further right to sue the Employer for damages or additional wages or benefits other than as set out herein.

3.3 ADJUSTMENT OF REMUNERATION. The Employer and the Employee may from time to time, by mutual written agreement, adjust the amount of salary referred to in
Section 3.1 hereof without changing the interpretation of any of the other provisions of this Agreement.

3.4 REDEFINITION OF EMPLOYMENT. The Employer may from time to time redefine the job title, description, place of employment, functions and/or responsibilities of the Employee without changing any of the rights or obligations of the parties hereto.

3.5 REIMBURSEMENT OF EXPENSES. The Employee shall be reimbursed by the Employer for all business and promotional expenses actually and properly incurred by the Employee in connection with his duties under this Agreement in accordance with the normal policy of the Employer. The reimbursement of expenses shall be subject to the provision by the Employee to the Employer of receipts, statements and vouchers to the satisfaction of the Employer. The Employer shall be entitled to provide to the Employee a company credit card to facilitate the payment of such expenses, and to be fully and promptly reimbursed by the Employee in the event that he uses this credit card for non-Employer purposes.



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3.6 BENEFITS. The Employer shall make available to the Employee the benefits that it, in its sole discretion, makes available to other Employees from time to time. This shall include group insurance when available.

3.7 BONUS. In addition to the salary described in Paragraph 3.1 above, the Employee shall be entitled to consideration for bonuses from time to time. The Employee understands and agrees that the amount of such bonus, entitlement to and payment of any bonuses is entirely within the sole and arbitrary discretion of the Employer, save and except in the case of subparagraph 2.4(a)(ii).

3.8 CAR ALLOWANCE. The Employer shall provide the Employee with a company car, the cost of operating which shall be borne by the Employer, subject to the Employee's obligation to reimburse the Employer for any personal use thereof, as provided by the INCOME TAX ACT or the Employer.

3.9 SHARES AND OPTIONS. The Employee currently holds approximately 56,000 common shares of the Employer, plus options for a further 158,000 common shares, and is entitled to participate in the Employer's stock option plan as it is detailed from time to time.

3.10 NO PROVISION FOR TAXABLE BENEFIT. The Employer shall not be obliged to reimburse or otherwise make allowance to the Employee in respect of any deemed benefit or income for income tax purposes as a result of the provision to and use by the Employee of any company car or other allowance or reimbursement provided by the Employer.

                             ARTICLE FOUR - VACATION

4.1 VACATION ENTITLEMENT. The Employee shall be entitled to five (5) weeks of vacation with pay at the end of each twelve-month period of employment of the Employee, to be taken as per company policy and at a mutually convenient time.

              ARTICLE FIVE - EMPLOYEE COVENANTS - NON-SOLICITATION

5.1 NON-SOLICITATION. During the Employee's employment with the Employer and for a period of:

         (a) One (1) year; or in the event that such time period is found by any Court of competent jurisdiction to be unreasonable or otherwise unenforceable,

         (b) nine (9) months; or in the event that such time period is found by any Court of competent jurisdiction to be unreasonable or otherwise unenforceable,

         (c) six (6) months; or in the event that such time period is found by any Court of competent jurisdiction to be unreasonable or otherwise unenforceable,



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         (d)      three (3) months;

following the termination of the Employee's employment with the Employer, the Employee covenants and agrees not to solicit any employee, independent contractor or other person working with the business of the employer or any client of the employer as of the date of the employee's termination of employment, away from working with or doing business with the employer.

                        ARTICLE SIX - EMPLOYEE COVENANTS

6.1 COVENANTS OF THE EMPLOYEE. The employee covenants both during and after employment with the Employer as follows:

         (a) that, except in fulfillment of his duties hereunder or any other document or instrument approved by the Employer, he shall not enter into any contract on behalf of, or in the name of, the Employer, and shall not pledge the credit of the Employer;

         (b) that he shall not at any time be guilty of any act or conduct causing or calculated to cause damage or discredit to the reputation or business of the Employer;

         (c) that he shall not at any time during his employment with the Employer or after the termination thereof take any steps or make any approach either directly or indirectly to any employee of the Employer calculated to lead to such employee leaving his or her employment;

         (d) that as soon as notice of termination of employment has been given by either party and or his employment with the Employer shall terminate, whichever is the earlier, he shall deliver up to the Employer all books, records, printouts, lists, notes and other documents or copies thereof relating to the business of the Employer which may be in his possession or directly under his control;

         (e) that he shall not at any time during and/or after employment use for his own interest and shall not release directly or indirectly to anyone any information concerning the Employer's business practices, operations, procedures, policies, budget, products, financial information, client names, suppliers, etc., which the Employer shall deem confidential or against its business interests; and

         (f) the Employee further acknowledges that the information found in the Employer's books, records, printouts, lists, notes, or any other documents or copies thereof relating to the business of the Employer is the exclusive property of the Employer and can only be used for the benefit of the Employer.



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                           ARTICLE SEVEN - INCAPACITY

7.1 INCAPACITY OF EMPLOYEES. Notwithstanding any other provision in this Agreement, where during the terms of this Agreement, the Employee by reason of his mental or physical condition (an "Incapacity") is unable, in the sole opinion of the Employer (acting reasonably), to perform his duties hereunder and such Incapacity shall continue for a period of more than thirty (30) consecutive days or forty (40) non-consecutive days within a twelve (12) month period, the Employer shall hereafter have the right, on not less than fourteen (14) days' written notice to the Employee, to terminate this Agreement and the Employee's employment. In such case, the Employee shall have no claim for wages or damages against the Employer, except for the payment of his full salary to the date of termination.

                   ARTICLE EIGHT - GENERAL CONTRACT PROVISIONS

8.1 GOVERNING LAW. The terms of this Agreement are governed under the laws of the Province of Ontario and as such it is considered a contract of employment.

8.2 NO RELATED PARTY DEALINGS. The Employee shall not be allowed to deal on behalf of the Employer with any company in which he or his immediate family has an undisclosed financial interest.

8.3 NOTICE. Any notice to be given by either party hereunder may be validly given if sent by delivery or by registered mail, postage prepaid, addressed to the other at the respective addresses set forth above, or as subsequently notified in writing to the other party.

8.4 LANGUAGE. The parties acknowledge that they have required this agreement to be drawn in the English language.

(Les parties reconnaissent qu'ils exige que la presente entente soit redigee en langue anglais.)

8.5 SURVIVAL. The representations, warranties and covenants of the Employee contained in this Agreement shall survive any termination of the Employee's employment with the Employer.

8.6 DAMAGES. The Employee agrees that in the event of any breach of this Agreement by the Employee damages will be an inadequate remedy and that the Employer shall be entitled to make an application to a court of competent jurisdiction for temporary and/or permanent injunctive relief against the Employee, without the necessity of proving actual damage to the Employer.

8.7 SEVERABILITY. If any covenant or provision contained herein is determined to be void, invalid or unenforceable in whole or in part for any reason whatsoever, it shall not be deemed to affect or impair the validity or enforceability of any other covenant or provisions hereof, and such unenforceable covenant or provisions or part thereof shall be treated as severable from the remainder of this Agreement.



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8.8 ENTIRE AGREEMENT. This Agreement and any schedules attached hereto constitutes the whole of the agreement between the parties. There are no collateral representations, agreements or conditions not specifically set forth herein. The Employee acknowledges that any express representations not contained in this Agreement, made negligently, innocently or otherwise to the Employee, by the officers, directors, employees or agents of the Employer, whether acting with actual or ostensible authority or otherwise, and whether such representations are made prior to, on or subsequent to the date thereof, have been, are or shall be so made without responsibility on the part of the Employer, its officers, directors, employees or agents, for any tortious liability, economic losses, non-pecuniary losses or other damages. The Employee also further acknowledges and agrees that any representations that may by implication arise as a result of the past, present or future interactions of the Employer and the Employee, shall not attribute or import any tortious liability to the Employer, its officers, directors, employees or agents, including without limitation any such representation found in the Employer's Employee Handbook from time to time.

8.9 AMENDMENTS. No modification, amendment or variation hereof shall be of effect or binding upon the parties thereto unless agreed to in writing by each of them and thereafter such modification, amendment or variation shall have the same effect as if it had originally formed part of this Agreement.

8.10 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal personal representatives, heirs, executors, administrators or successors.

8.11 ASSIGNMENT. This Agreement is personal to the Employee and may not be assigned by the Employee.

8.12 WAIVER. No waiver by the parties hereto of any breach of any condition, covenant or agreement hereof shall constitute a waiver of such condition, covenant or agreement except in respect of the particular breach giving rise to such waiver.

8.13 NO UNTRUTHS. The Employee represents and warrants that all information provided to the Employer in any application form or during any interview for employment or other negotiations was accurate and contained no untruths or misinterpretations. The Employee agrees that the provision of any false or misleading information on an application form or during any employment interview are grounds for immediate dismissal of the Employee by the Employer without any further compensation payable to the Employee.



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8.14 EMPLOYEE'S ACKNOWLEDGEMENT. The Employee acknowledges that he has read and understands the foregoing and that the Employer has advised him that this Agreement substantially alters and supersedes the Employee's rights at common law. The Employee specifically acknowledges that the Employer has advised him to seek independent legal advice prior to executing this Agreement.

                     IN WITNESS WHEREOF the parties have duly executed this Employment Agreement as at the date first set forth above.

SIGNED, SEALED AND DELIVERED           )
           in the presence of          )
                                       )           /S/ Tony French
                                       )           ----------------

Witness                                )           TONY FRENCH
                                       )
                                       )         THINKPATH INC.
                                       )         per:
                                       )
                                       )         /S/  Declan FRENCH
                                                 -------------------
                                       )         Declan French
                                       )         I have the authority to bind
                                                 the Corporation.




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